                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Colin Brown, Judith Schvimmer, Emily Jennings, Ryan Block, and
Jessie Peng (each, an "Attorney- in-fact" and collectively, the "Attorneys-in-
fact") as the undersigned's true and lawful Attorney-in-fact and agent to:

      (1)  execute for and on behalf of the undersigned, an officer, director and/or holder of 10% or more of a registered class of securities of
           TPCO Holding Corp., a corporation formed under the laws of British
           Columbia, Canada (the "Company"), Forms 3, 4 and 5 in accordance with
           Section 16(a) of the Securities Exchange Act of 1934, as amended (the
           "Exchange Act"), and the rules promulgated thereunder;

      (2)  do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
           Form 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United
           States Securities and Exchange Commission and any stock exchange or similar authority, as required; and

      (3)  take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this
           Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-
           in-fact's discretion.

           The undersigned hereby grants to such Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney
-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

           This Power of Attorney shall remain in full force and effect with respect to the undersigned until the earliest to occur of (a) such date that the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, or (b) the revocation by the undersigned in a signed writing delivered to the
Company and the foregoing Attorneys-in-fact. This Power of Attorney shall terminate with respect to each Attorney-in-fact at such time as such Attorney-in
-fact is no longer employed by the Company or any of its subsidiaries.

           IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of June, 2022.

                                                 /s/ Morgan Callagy
                                                 -------------------------------
                                                 Signature

                                                 Name: Morgan Callagy